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                              E-P ACQUISITION, INC.
                 to be merged into Eagle-Picher Industries, Inc.

              $220,000,000 9 3/8% Senior Subordinated Notes due 2008

                            NOTES PURCHASE AGREEMENT

                                                              February 19, 1998
                                                             New York, New York

SBC Warburg Dillon Read Inc.
535 Madison Avenue
New York, New York  10022

ABN AMRO Incorporated
1325 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

         E-P Acquisition, Inc., a Delaware corporation (the "ISSUER"), to be merged on or prior to the Closing Date (as defined herein) into Eagle-Picher Industries, Inc., an Ohio corporation (the "COMPANY"), and Eagle-Picher Holdings, Inc. ("PARENT") jointly and severally agree with you as follows:

           1. ISSUANCE OF NOTES. The Issuer proposes to issue and sell to SBC Warburg Dillon Read Inc. and ABN AMRO Incorporated (together, the "INITIAL PURCHASERS") an aggregate of $220,000,000 principal amount of 9 3/8% Senior Subordinated Notes due 2008 (the "ORIGINAL NOTES"). The Original Notes will be issued pursuant to an indenture (the "NOTES INDENTURE"), to be dated the Closing Date (as defined below), by and among the Issuer, the Guarantors and The Bank of New York, as trustee (the "TRUSTEE"). The Issuer's obligations under the Original Notes will be succeeded to, upon the merger, by the Company and will be unconditionally guaranteed (the "GUARANTEES") on an unsecured senior subordinated basis by Parent and the Subsidiary Guarantors (collectively, the "Guarantors"). All references herein to the Original Notes include the related Guarantees, unless the context otherwise requires. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Notes Indenture or the Offering Memorandum (as defined below).












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         The Original Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Issuer has prepared a preliminary offering memorandum dated February 4, 1998 (the "PRELIMINARY OFFERING MEMORANDUM") and a final offering memorandum dated February 20, 1998 (the "OFFERING MEMORANDUM") relating to the Issuer, the Company, the Guarantors and the Original Notes.

         The Initial Purchasers have advised the Issuer that the Initial Purchasers intend, as soon as they deem practicable after this Notes Purchase Agreement has been executed and delivered, to resell (the "EXEMPT RESALES") the Original Notes purchased by the Initial Purchasers under this Notes Purchase Agreement (this "AGREEMENT") in private sales exempt from registration under the Act on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBS"), and (ii) other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Act; the persons specified in clauses (i) and (ii) are sometimes collectively referred to herein as the "ELIGIBLE PURCHASERS."

         Holders (including subsequent transferees) of the Original Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT") to be dated the Closing Date in form and substance satisfactory to the Initial Purchasers and conforming to the description thereof in the Offering Memorandum, for so long as such Original Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Issuer will agree to (i) file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth in the Registration Rights Agreement, (a) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to a new issue of debt securities (the "NEW NOTES" and, together with the Original Notes, the "NOTES," which term includes the Guarantees related thereto) to be offered in exchange for the Original Notes (the "EXCHANGE OFFER") and issued under the Notes Indenture or an indenture substantially identical to the Notes Indenture and/or (b) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Original Notes, and (ii) to cause such Registration Statements to be declared effective. This Agreement, the Notes, the


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Notes Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "OPERATIVE DOCUMENTS."

         Upon original issuance of the Original Notes and until such time as the same is no longer required under the applicable requirements of the Act, the Original Notes shall bear the legend relating thereto set forth under "Transfer Restrictions" in the Offering Memorandum.

         Concurrently with the offering of Notes hereby, Parent is offering (the "PREFERRED STOCK OFFERING") approximately $80.0 million of gross proceeds of 11 3/4% Cumulative Redeemable Exchangeable Preferred Stock (the "PREFERRED STOCK"). In connection with the Acquisition (as defined below) and the offering of the Original Notes hereby, the Issuer, the Company and the Guarantors will enter into a Credit Agreement (the "CREDIT AGREEMENT") with ABN AMRO Bank N.V., as Agent, and the other agents and lenders party thereto. The net proceeds from the sale of the Original Notes and from the Preferred Stock Offering and borrowings under the New Credit Agreement will be used as described under "The Acquisition and Use of Proceeds" in the Offering Memorandum, including, but not exclusively,
(i) to pay the Merger Consideration in connection with the merger of the Issuer into the Company (the "ACQUISITION") pursuant to a Merger Agreement (the "MERGER AGREEMENT") dated as of December 23, 1997 by and among the Issuer, Parent, the Company and the Eagle-Picher Industries, Inc. Personal Injury Settlement Trust (the "TRUST") and (ii) to repay the total amount outstanding under the 10% Debentures and (iii) to redeem 660,000 shares of Common Stock from the Trust.

           2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained in this Agreement, the Issuer agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree to purchase from the Issuer, severally and not jointly, the aggregate principal amount of Original Notes set forth opposite its name in Schedule I hereto. The purchase price for the Original Notes shall be 99.836% of their principal amount. The Guarantors shall unconditionally guarantee on an unsecured senior subordinated basis the Issuer's obligations under the Notes.

           3. DELIVERY AND PAYMENT. Delivery of, and payment of the purchase price for, the Original Notes shall be made at 10:00 a.m., New York City time, on February 24, 1998 (such date and time, the "CLOSING DATE") at the offices of Howard, Darby & Levin, 1330 Avenue of the Americas, New York, New York 10019. The Closing Date and the location of delivery of and the form of payment for the Original Notes may be varied by mutual agreement between the Initial Purchasers and the Issuer.



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         One or more of the Original Notes in global form registered in such names as the Initial Purchasers may request upon at least one business day's notice prior to the Closing Date, having an aggregate principal amount corresponding to the aggregate principal amount of the Original Notes, shall be delivered by the Issuer to the Initial Purchasers (or as the Initial Purchasers direct), against payment by the Initial Purchasers of the purchase price therefor by means of transfer of immediately available funds to such account or accounts as the Issuer shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. The Original Notes in global form shall be made available to the Initial Purchasers for inspection not later than 1:00 p.m. on the business day immediately preceding the Closing Date.

           4. AGREEMENTS OF THE ISSUER. The Issuer covenants and agrees with the Initial Purchasers as follows:

          (a) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers, without charge, with as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Issuer consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by the Initial Purchasers in connection with Exempt Resales that are in compliance with this Agreement.

          (b) Not to amend or supplement the Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised of, and shall not have objected to, such amendment or supplement within a reasonable time, but in any event not longer than two business days after being furnished with a copy of such amendment or supplement. The Issuer shall promptly prepare, upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales.

          (c) If, during the time that an Offering Memorandum is required to be delivered in connection with any Exempt Resales or market-making transactions after the date of this Agreement and prior to the consummation of the Exchange Offer, any event shall occur that, in the judgment of the Issuer or in the judgment of counsel to the Initial Purchasers, makes any statement of a material fact in the Offering Memorandum as then amended or supplemented untrue or that requires the


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         making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum as then amended or supplemented, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with all applicable laws, the Issuer shall promptly notify the Initial Purchasers of such event and prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memorandum as amended or supplemented will, in the light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Offering Memorandum will comply with applicable law.

          (d) To cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the qualification or registration of the Original Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to continue such qualification in effect so long as required for the Exempt Resales. Notwithstanding the foregoing, neither the Issuer nor the Company nor the Guarantors shall be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

          (e) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, to confirm such advice in writing, of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Original Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority. The Issuer shall use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Original Notes under any state securities or Blue Sky laws, and if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Original Notes under any state securities or Blue Sky laws, the Issuer shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees, disbursements (including fees, expenses and disbursements of counsel to the Issuer, the Guarantors and


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         the Company, but not of counsel to the Initial Purchasers (except pursuant to clause (iv) herein) or expenses of the Initial Purchases if the transactions contemplated hereby are consummated) and stamp, documentary or similar taxes incident to and in connection with: (i) the preparation, printing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto, (ii) the preparation and delivery of the Operative Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement and with the Exempt Resales, (iii) the issuance, transfer and delivery by the Issuer and the Guarantors of the Original Notes and the Guarantees, respectively, to the Initial Purchasers, (iv) the qualification or registration of the Notes for offer and sale under the securities or Blue Sky laws of the several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing a preliminary and final Blue Sky memorandum and the fees and disbursements of counsel to the Initial Purchasers relating thereto),
         (v) the furnishing of such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Notes, (vii) the application for quotation of the Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), including, but not limited to, all listing fees and expenses, (viii) the approval of the Notes by The Depository Trust Company ("DTC") for "book-entry" transfer, (ix) the rating of the Notes by rating agencies, (x) the fees and expenses of the Trustee and its counsel and (xi) the performance by the Issuer, the Company and the Guarantors of their other obligations under the Operative Documents, including, but not limited to, the fees, disbursements and expenses of the Issuer's counsel and accountants.

          (g) To use the proceeds from the sale of the Original Notes in the manner described in the Offering Memorandum under the caption "The Acquisition and Use of Proceeds."

          (h) To do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Original Notes.

          (i) Not to, and not to permit any Subsidiary of the Company to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect


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         of any security (as defined in the Act) that would be integrated with the sale of the Original Notes in a manner that would require the registration under the Act of the sale of the Original Notes to the Initial Purchasers or any Eligible Purchasers.

          (j) During the period of two years after the Closing Date or, if earlier, until such time as the Original Notes are no longer restricted securities (as defined in Rule 144 under the Act), not to, not to permit any Subsidiary to, and to use its reasonable best efforts to cause its other affiliates (as defined in Rule 144 under the Act) not to, resell any of the Original Notes that have been reacquired by any of them.

          (k) Not to engage, not to allow any Subsidiary to engage, and to use its reasonable best efforts to cause its other affiliates and any person acting on its behalf (other than in any case any Initial Purchaser, as to whom the Issuer and Parent make no covenant) not to engage, in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Original Notes in the United States.

          (l) Not to engage, not to allow any Subsidiary to engage, and to use its reasonable best efforts to cause its other affiliates and any person acting on its behalf (other than in any case any Initial Purchaser, as to whom the Issuer and Parent make no covenant) not to engage in any directed selling effort with respect to the Original Notes, and agrees to comply with the offering restrictions requirement of Regulation S under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.

          (m) In connection with the offering, until 90 days after the Closing Date, not to, not to permit any Subsidiary to, and to use its reasonable best efforts to cause its other affiliates not to, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Original Notes; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Original Notes.

          (n) During the period of two years after the Closing Date or, if earlier, until such time as the Original Notes are no longer restricted securities (as defined in Rule 144 under the Act), not to be or become a closed-end investment company required to be registered, but not


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         registered, under the Investment Company Act of 1940, as amended (the
         "INVESTMENT COMPANY ACT").

          (o) From and after the Closing Date, for so long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and during any period in which the Issuer is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available upon request the information required by Rule 144(d)(4) under the Act to (i) any Holder or beneficial owner or Notes in connection with any sale of such Notes and (ii) any prospective purchase of such Notes from any such Holder or beneficial owner designated by the Holder or beneficial owner. The Issuer will pay the expenses of printing and distributing such documents.

          (p) To comply with all its agreements set forth in the Registration Rights Agreement and all agreements set forth in the representations letter of the Issuer to DTC relating to the approval of the Notes by DTC for "book-entry" transfer and to obtain approval of the Notes by DTC for "book-entry" transfer.

          (q) To use its reasonable best efforts to effect the inclusion of the Original Notes in PORTAL.

          (r) Prior to the Closing Date, to furnish to the Initial Purchasers, as soon as they have been prepared by the Company and its Subsidiaries, a copy of any regularly prepared final internal financial statements of the Company and its Subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum and prior to the Closing Date.

          (s) Not to distribute prior to the Closing Date any offering material in connection with the offer and sale of the Original Notes other than the Preliminary Offering Memorandum and the Offering Memorandum.

          (t) To cause each Original Note to bear the legend set forth in the form of Original Note set forth in the Notes Indenture until such legend shall no longer be necessary or advisable because the Notes are no longer subject to the restrictions on transfer described therein.

           5. REPRESENTATIONS AND WARRANTIES. (a) Each of the Issuer and Parent represents and warrants to the Initial Purchasers that:


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           (i) Each of the Preliminary Offering Memorandum and the Offering
          Memorandum has been prepared in connection with the Exempt Resales. Neither the Preliminary Offering Memorandum nor the Offering Memorandum, nor any supplement or amendment thereto, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer and Parent make no representation or warranty with respect to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum, as supplemented or amended, in reliance upon and in conformity with the information set forth in Section 9 hereto and furnished to the Issuer and Parent in writing by or on behalf of the Initial Purchasers expressly for inclusion in the Preliminary Offering Memorandum or the Offering Memorandum or any supplement or amendment thereto. No order preventing the use of either the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued or to the knowledge of Issuer or Parent threatened.

           (ii) There are no securities of either the Company or the Guarantors that are listed on a national securities exchange registered under
          Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system.

           (iii) As of the date of this Agreement, the Trust beneficially owns 100% of the outstanding common stock equity ownership of the Company and, as of the Closing Date, the Company shall have an authorized capitalization as set forth under the heading entitled "Company Pro Forma" in the section of the Offering Memorandum entitled "Capitalization". Attached as Schedule A is a true and complete list of all Subsidiaries, their jurisdictions of incorporation, type of entity and equity ownership. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable. All shares of capital stock of the Subsidiaries that are owned of record directly by the Company or indirectly by a wholly-owned Subsidiary of the Company are owned free and clear of any lien, security interest, pledge, charge, encumbrance, equity or claim; none of the outstanding shares of capital stock of each such Subsidiary was issued in violation of, or subject to, any preemptive or similar rights or the charter or by-laws of the Issuer, the Company or such Subsidiary or any agreement to which the Issuer, the Company or such Subsidiary is a party.

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          Upon the closing of the Acquisition, there will not be any outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest of the Company's Subsidiaries, which shares of capital stock or other equity interests are held by the Company.

           (iv) The Issuer, the Company, Parent and each Subsidiary has been duly incorporated, is validly existing as a corporation in good standing (or its equivalent in the case of non-U.S. Subsidiaries) under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority, and all necessary authorizations, approvals, orders, licenses, certificates and permits of and from regulatory or governmental officials, bodies and tribunals, except where the failure to obtain such authorizations, approvals, orders, licenses, certificates and permits would not reasonably be expected to have a Material Adverse Effect, to (A) carry on its business as it is currently being conducted and as described in the Offering Memorandum and (B) own, lease, license and operate its respective properties in accordance with its business as currently conducted. The Company and each Restricted Subsidiary is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, either individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. A "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, condition (financial or other), properties, results of operations or prospects of the Company and its Subsidiaries, taken as a whole.

           (v) Each of the Issuer, the Company and each Guarantor has all requisite corporate power and authority to execute, deliver and perform all of its obligations under the Operative Documents to which it is a party and to consummate the transactions contemplated by the Operative Documents to be consummated on its part and, without limitation, the Issuer has all requisite corporate power and authority to issue, sell and deliver the Notes and each Guarantor has all requisite corporate power and authority to execute, deliver and perform all its obligations under its Guarantee.

           (vi) This Agreement has been duly and validly authorized, executed and delivered by the Issuer and Parent.

           (vii) The Notes Indenture, including the Guarantees set forth therein, has been, or upon the Closing Date will be, duly and validly authorized by the Issuer and each Guarantor and, when duly executed and
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          delivered by the Issuer, each Guarantor and the Trustee (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legal, valid and binding obligation of each of the Issuer and each Guarantor, enforceable against each of them in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. The Notes Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum.

           (viii) The Original Notes have been, or upon the Closing Date will be, duly and validly authorized for issuance and sale to the Initial Purchasers by the Issuer and, when issued, authenticated and delivered by the Issuer against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Notes Indenture, the Original Notes will be legal, valid and binding obligations of the Issuer, entitled to the benefits of the Notes Indenture and enforceable against the Issuer in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. The Original Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum.

           (ix) The New Notes have been, or upon the Closing Date will be, duly and validly authorized for issuance by the Issuer and, when issued, authenticated and delivered by the Issuer in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Notes Indenture, the New Notes will be legal, valid and binding obligations of the Issuer, entitled to the benefits of the Notes Indenture and enforceable against the Issuer in accordance with their terms, except that enforceability of the New Notes may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. The New Notes, when issued, authenticated and delivered, will conform in all material respects to the

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          description thereof in the Preliminary Offering Memorandum and the
          Offering Memorandum.

           (x) The Registration Rights Agreement has been, or upon the Closing Date will be, duly and validly authorized, executed and delivered by the Issuer and, when duly executed and delivered by the Issuer and the Initial Purchasers, will constitute a legal, valid and binding obligation of the Issuer, enforceable against it in accordance with its terms, except that (A) enforceability of the Registration Rights Agreement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Registration Rights Agreement will conform in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum.

           (xi) All taxes, fees and other governmental charges that are due and payable on or prior to the Closing Date in connection with the execution, delivery and performance of the Operative Documents, the Credit Agreement and the Merger Agreement and the execution, delivery and sale of the Original Notes shall have been paid by or on behalf of the Issuer at or prior to the Closing Date.

           (xii) None of the Issuer, the Company, Parent or any Subsidiary is
          (A) in violation of its charter, constitutive documents or bylaws or
          (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, "AGREEMENTS AND INSTRUMENTS"), or (C) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, that, in the case of clauses (B) and (C) herein, would reasonably be expected to have a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default by the Issuer, the Company, Parent or any Subsidiary under any such document or

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          instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that would not have a Material Adverse Effect.

           (xiii) The Credit Agreement has been, or upon the Closing Date will be, authorized, executed and delivered by the Issuer, the Guarantors, ABN AMRO Bank N.V., as Agent, and the other agents and lenders party thereto will constitute the legal, valid and binding obligations of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors, in accordance with their terms, except that enforceability of the Credit Agreement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforceability of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. The Credit Agreement conforms in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum.

           (xiv) The Merger Agreement has been duly and validly authorized, executed and delivered by the Issuer and Parent, and constitutes a legal, valid and binding obligation of the Issuer and Parent enforceable against the Issuer and Parent in accordance with its terms except that enforceability of the Merger Agreement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforceability of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.


           (xv) None of (A) the execution and delivery by the Issuer and Parent of this Agreement and the Registration Rights Agreement, (B) the execution, delivery and performance by the Issuer or each of the Guarantors of (x) the other Operative Documents, (y) the Credit Agreement or (z) the Merger Agreement to the extent each is a party or
          (C) the consummation of the offer and sale of the Original Notes, the Preferred Stock Offering or the Acquisition does or will violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien (other than, as of the Closing Date, the liens imposed under the Credit Agreement), charge or encumbrance on any property or assets of the Issuer, the Company, Parent or any Subsidiary or an acceleration of any indebtedness of the Issuer, the Company, Parent or any Subsidiary pursuant to, (i) the charter, constitutive documents or bylaws of

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



          the Issuer, the Company, Parent or any Subsidiary, (ii) assuming the consummation of the Acquisition and the transactions contemplated thereby, any Agreement or Instrument, (iii) any law, statute, rule or regulation applicable to the Issuer, the Company, Parent or any Subsidiary or their respective assets or properties or (iv) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Issuer, the Company, Parent or any Subsidiary or their respective assets or properties. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 5(b) of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Issuer, the Company or any Guarantor for (1) the execution and delivery by the Issuer or Parent of this Agreement or the Registration Rights Agreement, (2) the execution, delivery and performance by the Issuer and each Guarantor of (x) the other Operative Documents, (y) the Credit Agreement or (z) the Merger Agreement to the extent each is a party or (3) the consummation of the Acquisition or any of the transactions contemplated thereby, except (x) such as have been or will be obtained or made on or prior to the Closing Date, (y) registration of the Exchange Offer or resale of the Notes under the Act pursuant to the Registration Rights Agreement or (z) such as may be required by the NASD. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or any of the other Operative Documents, the execution, delivery and performance of the Merger Agreement or the Credit Agreement or the consummation of the Preferred Stock Offering or the Acquisition or any of the transactions contemplated thereby, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date.

           (xvi) The Issuer has delivered or made available to the Initial Purchasers true and correct executed copies of the Merger Agreement and the Credit Agreement and there have been no amendments, alterations or modifications thereto or waivers of any of the provisions thereof. The representations and warranties of the Issuer and each Guarantor set forth in the Merger Agreement and the Credit Agreement will be true and correct in all material respects as of the Closing Date (except to the extent that any such representation or warranty was expressly made as of any other date, in which case such representation and warranty was true and correct as of such date).

           (xvii) Except as set forth in the Offering Memorandum, there is (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Issuer or Parent, threatened or contemplated, to which the Issuer, the Company, Parent or any Subsidiary is or may be a party or to which the business, assets or property of such person is or may be subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Issuer or Parent, that has been proposed by any governmental body or agency, domestic or foreign, (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Issuer, the Company, Parent or any Subsidiary is or may be subject that (x) in the case of clause (A) above, if determined adversely to the Issuer, the Company, Parent or any Subsidiary, would reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Notes or the Guarantees in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents, the Merger Agreement or the Credit Agreement and (y) in the case of clauses (B) and (C) above, would reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Notes or the Guarantees in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents, the Merger Agreement or the Credit Agreement. Every request of any securities authority or agency of any jurisdiction for additional information with respect to the Notes that has been received by the Issuer, Parent or their counsel prior to the date hereof has been, or will prior to the Closing Date be, complied with in all material respects.

           (xviii) Except as would not reasonably be expected to have a Material Adverse Effect, (a) no labor disturbance by the employees of the Company or any Subsidiary exists or, to the actual knowledge of the Issuer or Parent, is imminent; (b) the Issuer, the Company, Parent and each Subsidiary are in compliance in all respects with, as applicable, all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); (c) no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Issuer, the Guarantors, the Company or any Subsidiary would have any liability; (d) none of the Issuer, the Company, Parent or any Subsidiary has incurred or expects to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and (e) each "pension plan" that is maintained or contributed to by the Company or its Subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

           (xix) Except as set forth in the Offering Memorandum, each of the Company and each Subsidiary (A) is in compliance with, or not subject to costs or liabilities under, all local, state, provincial, federal and foreign laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property ("ENVIRONMENTAL LAWS"), other than noncompliance or such costs or liabilities that would not reasonably be expected to have a Material Adverse Effect, and (B) possesses all permits, licenses or other approvals required under applicable Environmental Laws, except where the failure to possess any such permit, license or other approval would not reasonably be expected to have a Material Adverse Effect. All currently pending and, to the knowledge of the Issuer or Parent, threatened proceedings, notices of violation, demands, notices of potential responsibility or liability, suits and existing environmental conditions by any governmental authority which the Company or its Subsidiaries could reasonably expect to result in a Material Adverse Effect are fully and accurately described in all material respects in the Offering Memorandum.

           (xx) Each of the Company and each Subsidiary has (A) good and marketable title to all of the properties and assets described in the Offering Memorandum as owned by it and good and marketable title to the leasehold estates in the real and personal property described in the Offering Memorandum as leased by them, free and clear of all Liens (as defined in the Notes Indenture), except for Liens described in the Offering Memorandum and Liens permitted under the Notes Indenture, and such Liens as would not reasonably be expected to have a Material Adverse Effect on the rights of the holders of the Notes, (B) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state, local and foreign authorities, all self-regulatory authorities and all courts and other tribunals (each, an "AUTHORIZATION") necessary to engage in the business conducted by it in the manner described in the Offering Memorandum, except where failure to hold such Authorizations would not be reasonably expected to have a Material Adverse Effect, and (C) no reason to believe that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where such limitation, suspension or revocation would not reasonably be expected to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect and the Company and each Subsidiary is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that would not reasonably be expected to have a Material Adverse Effect.

           (xxi) The Company and each Subsidiary owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "INTELLECTUAL PROPERTY") necessary to conduct the businesses operated by it as described in the Offering Memorandum, except where the failure to own, possess or have the right to employ such Intellectual Property would not reasonably be expected to have a Material Adverse Effect. None of the Company or any Subsidiary has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that, if such assertion of infringement or conflict were sustained, would reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and its Subsidiaries does not infringe on the rights of any person, except for such infringement as would not reasonably be expected to have a Material Adverse Effect.

           (xxii) All tax returns required to be filed by the Company and each Subsidiary have been filed in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles or those currently payable without penalty or interest and except where the failure to make such required filings or payment would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Issuer and Parent, there are no material proposed additional tax assessments against any of the Company and its Subsidiaries or their assets or property.

           (xxiii) None of the Issuer, the Company, Parent or any Subsidiary is an "investment company" or a company "controlled" by an "investment company" incorporated in the United States within the meaning of the Investment Company Act.

           (xxiv) Except as set forth in the Registration Rights Agreement or as described in the Offering Memorandum, there are no holders of securities of the Issuer, the Company, Parent or any Subsidiary who have the right to request or demand that the the Issuer, the Company, Parent or any of the Company's Subsidiaries register under the Act or analogous foreign laws and regulations any of such securities held by any such holders.

           (xxv) Each of the Company and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for its assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

           (xxvi) Each of the Company and its Subsidiaries maintains insurance covering its properties, assets, operations, personnel and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice to protect the Company and its Subsidiaries and their businesses. None of the Company or any Subsidiary has received notice from any insurer or agent of such insurer that any material capital improvements or other material expenditures will have to be made in order to continue any insurance maintained by any of them other than capital improvements and other expenditures that have been budgeted by the Company or its Subsidiaries, as the case may be.

           (xxvii) None of the Issuer, the Company, any Restricted Subsidiary or their Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Original Notes or (B) since the date of the Preliminary Offering Memorandum (x) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Original Notes in a manner that would require registration of the Original Notes under the Act or (y) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Issuer, the Company or any Restricted Subsidiary in a manner that would require registration of the Original Notes under the Act.

           (xxviii) None of the Issuer, the Company, any Restricted Subsidiary or any of their Affiliates (as defined in Regulation D under the Act) has, directly or through any agent, sold, offered for sale, contracted to sell, pledged, solicited offers to buy or otherwise disposed of or negotiated in respect of, any security (as defined in the Act) that is currently or will be integrated with the sale of the Original Notes in a manner that would require the registration of the Original Notes under the Act.

           (xxix) None of the Issuer, the Company, any Restricted Subsidiary or any of their Affiliates, or any person acting on its or their behalf (other than any Initial Purchasers, as to whom the Issuer and Parent make no representation), is engaged in any directed selling effort with respect to the Original Notes, and each of them has complied with the offering restrictions requirement of Regulation S under the Act. Terms used in this paragraph have the meaning given to them by Regulation S.

           (xxx) No registration under the Act of the Original Notes or qualification of the Notes Indenture under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), is required for the sale of the Original Notes to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales, assuming in each case that
          (A) the purchasers who buy the Original Notes in the Exempt Resales are Eligible Purchasers and (B) the accuracy of and compliance with the Initial Purchasers' representations, warranties and covenants contained in Section 5(b) of this Agreement. No form of general solicitation or general advertising (prohibited by the Act in connection with offers or sales such as the Exempt Resales) was used by the Issuer, the Company, any Restricted Subsidiary or any of their representatives (other than any Initial Purchaser, as to whom the Issuer and Parent make no representation) in connection with the offer and sale of any of the Original Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. None of the Issuer, the Company, any Restricted Subsidiary or any of their affiliates has entered into, and none of the Issuer, the Company, any Restricted Subsidiary or their affiliates will enter into any contractual arrangement with respect to the distribution of the Original Notes except for this Agreement.

           (xxxi) The execution and delivery of this Agreement, the other Operative Documents, and the sale of the Notes to be purchased by the QIBs will not involve any prohibited transaction within the meaning of
          Section 406(a) of ERISA or Section 4975(c)(1)(A)-(D) of the Code. The representation made by the Issuer and Parent in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Initial Purchasers in Section 5(b) and by the persons who purchase the Notes as set forth in the Offering Memorandum under the caption "Transfer Restrictions."


           (xxxii) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

           (xxxiii) As of November 30, 1997, neither, the Company, nor any Subsidiary had any material liabilities or obligations, direct or contingent, that were not set forth in the Company's consolidated balance sheet as of November 30, 1997 or in the notes thereto set forth in the Offering Memorandum. Since November 30, 1997, except as set forth or contemplated in the Offering Memorandum, (a) none of the Issuer, the Company, Parent or any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that would reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development in respect of the business or condition (financial or other) of the Company and its Subsidiaries that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (c) there has been no dividend or distribution of any kind declared, paid or made by the Company or any Subsidiary on any class of their capital stock.

           (xxxiv) None of the Issuer, the Company, Parent or any Subsidiary (or any agent thereof acting on their behalf) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

           (xxxv) Each firm of accountants that has certified or shall certify the financial statements included or to be included as part of the Offering Memorandum is an independent accountant within the meaning of the Act. The historical financial statements and the notes thereto included in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act and present fairly in all material respects the consolidated financial position and results of operations of Parent, the Company and its Subsidiaries at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as disclosed in the Offering Memorandum). The pro forma financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by the Preliminary Offering Memorandum and the Offering Memorandum, this Agreement and the other Operative Documents. The other financial and statistical information and data included in the Preliminary Offering Memorandum and the Offering Memorandum, historical and pro forma, are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of Parent, the Company and its Subsidiaries.

           (xxxvi) None of the Issuer, the Company, Parent or any Subsidiary (A) is "insolvent" as that term is defined in Section 101(32) of the United States Bankruptcy Code (the "Bankruptcy Code") (11 U.S.C. ' 101(32)), Section 2 of the Uniform Fraudulent Transfer Act ("UFTA") or
          Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (B) has "unreasonably small capital" as that term is used in Section 548(a)(2)(ii) of the Bankruptcy Code or Section 5 of the UFCA, (C) is engaged or about to engage in a business or transaction for which its remaining property is

          "unreasonably small" in relation to the business or transaction as that term is used in Section 4 of the UFTA or (D) is unable to pay its debts as they mature or become due, within the meaning of Section 548(a)(2)(B)(iii) of the Bankruptcy Code, Section 4 of the UFTA and
          Section 6 of the UFCA. The Issuer, Parent, the Company and each Subsidiary now own assets having a value both at "fair valuation" and at "present fair saleable value" greater than the amount required to pay its "debts" as such terms are used in Section 2 of the UFTA and
          Section 2 of the UFCA. None of the Issuer, the Company, Parent or any Subsidiary of the Company will be rendered insolvent by the execution and delivery of any of the Operative Documents or the Credit Agreement or by the transactions contemplated hereunder or thereunder.

           (xxxvii) Except as described in the Offering Memorandum, the Consolidated Plan of Reorganization of the Eagle-Picher Group, the Order of the Bankruptcy Court and the Ohio District Court and the Injunction (together, the "Bankruptcy Plans and Orders") are in full force and effect, and none of them has been stayed, voided, vacated or reversed or modified in any material respect; the Eagle-Picher Group, the Issuer and Parent have not taken any actions or omitted to take actions in violation of the Bankruptcy Plans and Orders.

           (xxxviii) Except as described in the section entitled "Certain Relationships and Related Transactions" in the Offering Memorandum, there are no contracts, agreements or understandings between the Issuer, the Company, Parent or any Subsidiary and any other person other than the Initial Purchasers that would give rise to a valid claim against the Issuer, the Company, Parent, any Subsidiary or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes.

           (xxxix) The Company has the authorized, issued and outstanding capitalization set forth in the Preliminary Offering Memorandum and the Offering Memorandum under the caption "Capitalization"; all of the outstanding capital stock of the Company has been duly authorized and validly issued, is or will be on the Closing Date fully paid and nonassessable and was not issued in violation of any preemptive or similar rights.

           (xl) The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in the Preliminary Offering Memorandum and the Offering Memorandum are based on or derived from sources that the Issuer and Parent believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources, and the Company and its Subsidiaries have informed the Issuer and Parent that they believe such sources to be reliable and accurate in all material respects and have notified the Issuer and Parent as to their good faith estimates made on the basis of data derived from such sources.

           (xli) Each certificate signed by any officer of the Issuer or Parent and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Issuer or Parent to the Initial Purchasers as to the matters covered by such certificate.

           (xlii) All of the representations and warranties made by the Issuer and Parent in each of the Operative Documents will be true and correct as of the Closing Date in all material respects, in each case after giving effect to the Merger and the transactions contemplated thereby.

                  The Issuer and Parent acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 of this Agreement, counsel to the Issuer and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Issuer and Parent hereby consent to such reliance.

          (b) Each Initial Purchaser represents, warrants and covenants (as to itself only) to the Issuer that:

          (i) It is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes.

         (ii) (A) It has not and will not solicit offers for, or offer or sell, the Original Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act and (B) it has and will solicit offers for the Original Notes only from, and will offer and sell the Original Notes only to (1) persons whom the Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in reliance on the exemption from the registration requirements of the Act pursuant to Rule 144A, or (2) persons other than U.S. persons outside the United States in reliance on the exemption from the registration requirements of the Act provided by Regulation S.

           (iii) With respect to offers and sales outside the United States,

                       (A) such Initial Purchaser will comply with all
                  applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes either any Preliminary Offering Memorandum or Offering Memorandum or any such other material, in all cases at its own expense;

                       (B) the Original Notes have not been and will not be
                  registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act;

                       (C) such Initial Purchaser has offered the Original Notes
                  and will offer and sell the Original Notes (1) as part of its distribution at any time and (2) otherwise until 40 days after the later of the commencement of the offering of the Original Notes and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. Accordingly, neither such Initial Purchaser nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Original Notes, and any such persons have complied and will comply with the offering restrictions requirements of Regulation S;

                           Terms used in this Section 5(b)(iii) have the
                  meanings given to them by Regulation S.

           (iv) The source of funds being used by it to acquire the Original Notes does not include the assets of any "employee benefit plan" (within the meaning of Section 3 of ERISA) or any "plan" (within the meaning of Section 4975 of the Code).

                  Each of the Initial Purchasers understands that the Issuer and, for purposes of the opinions to be delivered to them pursuant to Sections 8(g) and 8(h) hereof, counsel to the Issuer and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, and each of the Initial Purchasers hereby consents to such reliance.

           6.   INDEMNIFICATION.

          (a) Each of the Issuer and Parent, on a joint and several basis, agrees to indemnify and hold harmless each Initial Purchaser, each person, if any, who controls an Initial Purchaser within the meaning of
         Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of the Initial Purchasers and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited, to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, "LOSSES") to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer and Parent will not be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Issuer or Parent by or on behalf of the Initial Purchasers expressly for use therein; and, provided further, however, that the indemnity agreement contained in this subsection (a) with respect to any Preliminary Offering Memorandum shall not inure to the benefit of the Initial Purchasers or their agents, employees, officers and directors for any Loss if the Offering Memorandum corrected any such alleged untrue statement or omission and if such Initial Purchasers failed to send or give a copy of the Offering Memorandum at or prior to the written confirmation of a sale of the Notes to the person alleging such Loss. This indemnity agreement will be in addition to any liability that each of the Issuer and

         Parent may otherwise have, including, but not limited to, liability under this Agreement.

          (b) The Initial Purchasers agree, severally and not jointly, to indemnify and hold harmless the Issuer and Parent, each person, if any, who controls the Issuer and Parent within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and each of its agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person from and against any Losses to which they or either of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Initial Purchasers furnished in writing to the Issuer and Parent by the Initial Purchasers expressly for use therein. The Issuer, Parent and the Initial Purchasers acknowledge that the information set forth in Section 9 is the only information furnished in writing by the Initial Purchasers to the Issuer and Parent expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

          (c) Promptly after receipt by an indemnified party under subsection 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an "ACTION"), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action,
         (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

           7. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, the Issuer, Parent and the Initial Purchasers shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses of the nature contemplated by such indemnification provision (but after deducting in the case of Losses suffered by the indemnifying party, any contribution received by the indemnifying party from persons other than the indemnified party who may also be liable for contribution, including persons who control the indemnified party within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act) to which the Issuer, Parent and the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer and Parent, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Original Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in paragraph (c) of this Section 8 and having been prejudiced in any material respect by the absence of such notice, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuer and Parent, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and Parent, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Original Notes (net of discounts and commissions but before deducting expenses) received by the Issuer and Parent, and (y) the total discounts and commissions received by the Initial Purchasers as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Issuer and Parent, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, Parent or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

         The Issuer, Parent and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall the Initial Purchasers be required to contribute any amount in excess of the amount by which the total discount and commissions applicable to the Original Notes pursuant to this Agreement exceeds the amount of any damages that the Initial Purchasers have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each person, if any, who controls the Issuer and Parent within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Issuer and Parent, subject in each case to clauses (i) and (ii) of this Section
7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent, provided, however, that such written consent was not unreasonably withheld.

           8. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers to purchase and pay for the Original Notes, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:

          (a) All of the representations and warranties of the Issuer and Parent contained in this Agreement shall be true and correct, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, on the date of this Agreement and, in each case after giving effect to the Merger and the transactions contemplated thereby, on the Closing Date, except that if a representation and warranty is made as of a specific date, and such date is expressly referred to therein, such representation and warranty shall be true and correct (or true and correct in all material respects, as applicable) as of such date. The Issuer and Parent shall have performed or complied with all of the agreements contained in this Agreement and required to be performed or complied with by them at or prior to the Closing Date.

          (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 5:00 p.m., New York City time, on the day following the date of this Agreement or at such later date and time as the Initial Purchasers may agree. No stop order suspending the qualification or exemption from qualification of the Original Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance of the Original Notes or consummation of the Exchange Offer; except as disclosed in the Offering Memorandum, no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Issuer and Parent, threatened against the Issuer, the Company, Parent and/or any Subsidiary before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would reasonably be expected to have a Material Adverse Effect; and no stop order preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued.

          (d) As of November 30, 1997, neither, the Company, nor any Subsidiary had any material liabilities or obligations, direct or contingent, that were not set forth in the Company's consolidated balance sheet as of November 30, 1997 or in the notes thereto set forth in the Offering Memorandum. Since November 30, 1997, except as set forth or contemplated in the Offering Memorandum, (a) none of the Issuer, the Company, Parent or any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that would reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development in respect of the business or condition (financial or other) of the Company and its Subsidiaries that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (c) there has been no dividend or distribution of any kind declared, paid or made by the Company or any Subsidiary on any class of their capital stock.

          (e) The Initial Purchasers shall have received certificates, dated the Closing Date, signed by two authorized officers of each of the Issuer and Parent confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8.

          (f) The Initial Purchasers shall have received on the Closing Date an opinion dated the Closing Date, addressed to the Initial Purchasers, of Howard, Darby & Levin, counsel to the Issuer, the Guarantors and the Company, in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

          (g) The Initial Purchasers shall have received on the Closing Date an opinion (satisfactory in form and substance to the Initial Purchasers) dated the Closing Date of Davis Polk & Wardwell, special counsel to the Initial Purchasers, covering such matters as are customarily covered in such opinions.

                  In addition, such counsel shall state that they have participated in discussions with your representatives, representatives of the Issuer and the Guarantors and their counsel and independent public accountants concerning the preparation of the Offering Memorandum. Such counsel shall state that, although they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements in the Offering Memorandum, on the basis of the foregoing (relying as to materiality to a large extent upon officers or other representatives of the Issuer and the Company and upon your representations), no facts have come to their attention that lead such counsel to believe that the Offering Memorandum (other than the financial statements and other financial and statistical data contained therein as to which such counsel need express no belief), on the date of such Offering Memorandum and as of the date of the time of purchase, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (h) Prior to the execution of this Agreement, the Initial Purchasers shall have received a "comfort letter" from each of KPMG Peat Marwick LLP and Deloitte & Touche LLP, independent public accountants for the Company, dated as of the date of this Agreement, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers. In addition, as of the Closing Date, the Initial Purchasers shall have received a "bring-down comfort letter" from Deloitte & Touche LLP in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers covering the same items and matters as covered in their "comfort letter" but as of a date that is not more than three days prior to the date thereof and any changes and additions to the Preliminary Offering Memorandum that were made producing the Offering Memorandum.

          (i) The Issuer and each of the Guarantors shall have entered into the Notes Indenture and the Initial Purchasers shall have received copies, conformed as executed, thereof.

          (j) The Issuer shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

          (k) The Issuer and each of the Guarantors shall have entered into the Credit Agreement, and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

          (l) The Initial Purchasers shall have received on the Closing Date a certificate from the Company dated the Closing Date as to the solvency of the Company and its Subsidiaries, addressed to the Initial Purchasers and to the lenders in connection with the Issuer and Guarantors entering into the Credit Agreement.

          (m) Simultaneously with the purchase by the Initial Purchasers of the Original Notes under this Agreement, the Initial Purchasers shall have consummated the Preferred Stock Offering.

          (n) Prior to or simultaneously with the closing of the transactions contemplated by this Agreement, the Acquisition shall have been consummated or will be consummated and the Issuer shall have been merged into, or on the Closing Date will be merged into, the Company.

          (o) The Initial Purchasers shall have been furnished with copies of such documents as they may reasonably request and all closing documents from the closings of the transactions contemplated hereby.

          (p) Davis Polk & Wardwell, counsel to the Initial Purchasers, shall have been furnished with such documents as they may reasonably request to enable them to review or pass upon the matters referred to in this
         Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

          (q) The Original Notes shall be eligible for trading in the PORTAL market upon issuance.

          (r) The Notes shall have initially been assigned ratings of "B-" and "B3" by Standard & Poor's Rating Services and Moody's Investors Service, Inc., respectively, and no such rating shall have been downgraded or placed on any "watch list" for possible downgrading as of or prior to the Closing Date.

          (s) All agreements set forth in the representation letter of the Issuer to DTC relating to the approval of the Notes by DTC for "book-entry" transfer shall have been complied with.

         If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Initial Purchasers on notice to the Issuer at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party. Notwithstanding any such termination, the provisions of Sections 4(f), 6, 7, 10, 11(d) and 14 shall remain in effect.

         The Issuer's obligation under this Agreement to sell the Original Notes to the Initial Purchasers on the Closing Date is subject to the Initial Purchasers purchasing and paying for all of the Original Notes and the accuracy of, and compliance with, the representations and warranties and agreements in
Section 5(b).

           9. INITIAL PURCHASERS' INFORMATION. The Issuer, Parent and the Initial Purchasers severally acknowledge that the statements with respect to the offer and sale of the Original Notes set forth in (i) the last paragraph of the cover page, (ii) the first paragraph of page 3 and (iii) in the second, fourth, and fifth paragraph under the caption "Plan of Distribution", all in the Offering Memorandum constitute the only information furnished in writing by the Initial Purchasers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

          10. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Issuer, Parent or any controlling person of any thereof, and shall survive delivery of and payment for the Original Notes to and by the Initial Purchasers. The agreements contained in Sections 4(f), 6, 7, 11(d) and 14 shall survive the termination of this Agreement, including pursuant to Section 11.

          11.   EFFECTIVE DATE OF AGREEMENT; TERMINATION.  (a) This
Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

          (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Issuer from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers' part to the Issuer if, on or prior to such date, (i) the Issuer and Parent shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed under this Agreement when and as required, (ii) any other condition to the obligations of the Initial Purchasers under this Agreement to be fulfilled by the Issuer or any of the Guarantors pursuant to Section 8 is not fulfilled when and as required in any material respect, (iii) trading in securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited, or minimum prices shall have been established on such exchange by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction, (iv) a general banking moratorium shall have been declared by federal, New York or Ohio authorities or (v) there is an outbreak or escalation of armed hostilities involving the United States on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the U.S. and international markets, making it, in the Initial Purchasers' judgment, impracticable to proceed with the offering or delivery of the Original Notes on the terms and in the manner contemplated in the Offering Memorandum.

          (c) Any notice of termination pursuant to this Section 11 shall be given at the address specified in Section 12 below by telephone, telex, telephonic facsimile or telegraph, confirmed in writing by letter.

          (d) If this Agreement shall be terminated pursuant to clause (i) or
         (ii) of Section 11(b), or if the sale of the Notes provided for in this Agreement is not consummated because the Issuer or Parent to satisfy any condition to the obligations of the Initial Purchasers set forth in this Agreement to be satisfied on their part or because of any refusal, inability or failure on the part of either of the Issuer or Parent to perform any agreement in this Agreement or comply with any provision of this Agreement, the Issuer will, subject to demand by the Initial Purchasers, reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses (including the fees and expenses of the Initial Purchasers' counsel) incurred in connection with this Agreement.

          12. NOTICE. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered, or telexed, telegraphed or telecopied and confirmed in writing to SBC Warburg Dillon Read Inc., 535 Madison Avenue, New York, New York 10022 (telephone: (212) 906-7000), Attention: Syndicate Department, telecopy number:
203-719-1075; and if sent to the Issuer or Parent, shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing to Eagle-Picher Industries, Inc., 250 East Fifth Street, Cincinnati, Ohio 45202 (telephone: (513) 721-7010, Telecopy (513) 721-2341, Attention: President).

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a next-day air courier.

          13. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Issuer and Parent and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchasers.

          14. CONSTRUCTION. This Agreement shall be construed in accordance with the internal laws of the State of New York (without giving effect to any provisions thereof relating to conflicts of law) and each of the parties hereto consent to the jurisdiction of the courts of the State of New York. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York and the U.S. federal courts sitting in the City of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Initial Purchasers to bring proceedings against the Company in the courts of any other jurisdiction.

          15. CAPTIONS. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

          16. COUNTERPARTS. This Agreement may be executed in various counterparts that together shall constitute one and the same instrument.

         If the foregoing Notes Purchase Agreement correctly sets forth the understanding among the Issuer, Parent and the Initial Purchasers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Issuer, Parent and the Initial Purchasers.

                                            E-P ACQUISITION, INC.

                                            By: /s/ Joel P. Wyler
                                                -------------------------------
                                                Name: Joel P. Wyler
                                                Title: Chairman and President

                                            EAGLE-PICHER HOLDINGS, INC.

                                            By: /s/ Joel P. Wyler
                                                -------------------------------
                                                Name: Joel P. Wyler
                                                Title: Chairman and President

Confirmed and accepted as of
the date first above written:

SBC WARBURG DILLON READ INC.

By: /s/ John G. Brim
   ---------------------------------------
  Name: John G. Brim
  Title: Managing Director

ABN AMRO INCORPORATED

By: /s/ Linda A. Dawson
   ---------------------------------------
   Name: Linda A. Dawson
   Title: Managing Director












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                                                                SCHEDULE I


                                                                                   Principal Amount of
Initial Purchaser                                                                     Original Notes
------------------                                                              ------------------------
SBC Warburg Dillon Read Inc.....................................                       $200,903,282
ABN AMRO Incorporated...........................................                         19,096,718
                                                                                      -------------
     Total                                                                             $220,000,000
                                                                                      =============










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

                                                                                                               SCHEDULE A

                                                         SUBSIDIARIES

                                                                  Jurisdiction
                 Name                           Type of Entity   Of Incorporation       Equity Ownership and Direct Owner
-------------------------------------------------------------------------------------------------------------------------
1. DOMESTIC OPERATING SUBSIDIARIES

Daisy Parts, Inc.                                 corporation         Michigan         Eagle-Picher Industries, Inc. - 100%

Eagle-Picher Development Company, Inc.            corporation         Dealware         Eagle-Picher Industries, Inc. - 100%

Eagle-Picher Far East, Inc.                       corporation         Dealware         Eagle-Picher Industries, Inc. - 100%

Eagle-Picher Fluid Systems, Inc.                  corporation         Michigan         Eagle-Picher Industries, Inc. - 100%

Eagle-Picher Minerals, Inc.                       corporation          Nevada          Eagle-Picher Industries, Inc. - 100%

Hillsdale Tool & Manufacturing Co.                corporation         Michigan         Eagle-Picher Industries, Inc. - 100%

Michigan Automotive Research Corporation          corporation         Michigan         Eagle-Picher Development Company, Inc. - 100%

2. FOREIGN SUBSIDIARIES

Eagle-Picher Automotive GmbH                      Gesellschaft mit     Germany         Eagle-Picher Industries, Europe B.V. - 100%
                                                  Beschraeckter
                                                  Haftung (company
                                                  with limited
                                                  liability)

Eagle-Picher Espana, S.A.                         Sociedad Anonima      Spain          Eagle-Picher Industries, Europe B.V. - 100%
                                                  (joint stock
                                                  company)

Eagle-Picher Fluid Systems, Ltd.                  private limited    England & Wales   Eagle-Picher UK Limited - 100%
                                                  company

Eagle-Picher Hillsdale Limited                    private limited    England & Wales   Eagle-Picher UK Limited - 100%
                                                  company

Eagle-Picher Industries Europe B.V.               Besloten             Netherlands     Eagle-Picher Industries Inc - 100%
                                                  Venwootschap
                                                  (private company
                                                  with limited
                                                  liability)


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

                                                                    Jurisdiction
            Name                        Type Of Entity            Of Incorporation     Equity Ownership and Direct Owner
-------------------------------      --------------------         ----------------    ----------------------------------

Eagle-Pitcher Technologies GmbH      Gesellschaft mit                   Germany         Eagle-Picher Wolverine GmbH - 100%
                                     beschraenkter Haftung
                                     (company with limited
                                     liability)

Eagle-Picher Industries of Canada    corporation                      Ontario, Canada   Eagle-Picher Industries, Inc. - 100%
Limited

Eagle-Picher Minerals International  Societe a  Responsabilite        France            Eagle-Picher Minerals, Inc. - 100%
S.A.R.L.                             Limite (limited liability
                                     company)

Eagle-Picher UK Limited              private limited company         England & Wales    Eagle-Picher Industries Europe B.V. - 100%

Eagle-Picher Wolverine GmbH          private limited company            Germany         Eagle-Picher Industries Europe B.V.
                                                                                        - 99.95% (DM 3,798,000); A Ruijssenaars
                                                                                        in trust for Eagle-Picher Industries, Inc.
                                                                                        - .05% (DM 2,000)

Eagle-Picher, Inc.                   foreign sales corporation       Virgin Islands     Eagle-Picher Industries, Inc. - 100%

EPTEC, S.A. de C.V.                  Sociedad Anonima de                Mexico          Eagle-Picher Industries, Inc. (28,582,138
                                     Capital Variable                                   shares) & Hillsdale Tool & Manufacturing
                                     (corporation with                                  Co. (1 share)
                                     variable capital)

Equipos de Acuna, S.A. de C.V.       Sociedad Anonima de                Mexico          Eagle-Picher Industries, Inc. (999 shares
                                     Capital Variable                                   of Series A, 19,794,801 shares of Series
                                     (corporation with                                  B, 1,508,248 shares of Series C; James A.
                                     variable capital)                                  Ralston - 1 share of Series A

United Minerals GmbH & Co. KG        Kommandit Gesellschaft             Germany         Eagle-Picher Minerals International
                                     (limited partnership)                              S.A.R.L. - 100%

United Minerals Verwaltungs-und      Gesellschaft mit                   Germany         Eagle-Picher Minerals International
Beteiligungs GmbH                    beschraenkter Haftung                              S.A.R.L - 100%
                                     (company with limited
                                     liability)

3. IMMATERIAL SUBSIDIARIES

Fabricon Corporation                 corporation                        Michigan        Eagle-Picher Industries, Inc. - 100%

Fabricon Products Corporation of     corporation                      Pennsylvania      Fabricon Corporation - 100%
Pennsylvania












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

                                                                       Jurisdiction
            Name                        Type Of Entity               Of Incorporation    Equity Ownership and Direct Owner
----------------------------------  --------------------             ----------------    ----------------------------------
Ross Aluminum Foundries, Inc.        corporation                           Ohio          Eagle-Picher Industries, Inc. - 100%

Wolverine Gasket and Manufacturing   corporation                         Michigan        Eagle-Picher Industries, Inc. - 100%
Company

Cincinnati Industrial Machinery      corporation                           Ohio          Eagle-Picher Industries, Inc. - 100%
Sales Company







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